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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of the following:

    1) Our report dated December 23, 1996, relating to the supplemental consolidated financial statements of View Tech, Inc., which appear in such Prospectus;

    2) Our report dated September 24, 1996, relating to the Financial Statements of View Tech, Inc. for the year ended June 30, 1996, which appear in such Prospectus;

    3) Our report dated December 21, 1996, relating to the financial statements of USTeleCenters, Inc., which appear in such Prospectus; and

    4) Reference to us under the heading "Experts" in such Prospectus.

                                          CARPENTER KUHEN & SPRAYBERRY

Oxnard, California

January 28, 1997